As filed with the Securities and Exchange Commission on May 15, 1997.

                                             Registration Statement No. 33-78556
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------

                         HANDY HARDWARE WHOLESALE, INC.
               (Exact name of Registrant as specified in charter)

  Texas                        8300 Tewantin Drive                74-1381875
(State of                     Houston, Texas  77061           (I.R.S. Employer
Incorporation                    (713) 644-1495              Identification No.)
                        (Address and telephone number of
                    Registrant's principal executive offices)
                            -------------------------

           James D. Tipton                                   Copy to:
              President                                 Donald W. Brodsky
   Handy Hardware Wholesale, Inc.                      Deidre L. Treadwell
         8300 Tewantin Drive                           Jenkens & Gilchrist,
         Houston, Texas 77061                       A Professional Corporation
           (713) 644-1495                           1100 Louisiana, Suite 1800
                                                      Houston, Texas 77002
(Name, address and telephone number
       of agent for service)
                            -------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If the Registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box: [X]

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         HANDY HARDWARE WHOLESALE, INC.

                       Deregistration of Unsold Shares of
                   Class A Common Stock, Class B Common Stock
                               and Preferred Stock

         Pursuant to this Registration Statement No. 33-78556 on Form S-2, Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), registered certain shares of its Class A Common Stock, Class B Common Stock and Preferred Stock for offering to the Company's member-dealers. The offering commenced June 30, 1994 and terminated on April 30, 1997.

         The Company hereby deregisters the shares of Class A Common Stock, Class B Common Stock and Preferred Stock that were not sold pursuant to the Registration Statement, as summarized below:

                                                                                                       No unsold &
                                                               No. originally          No.                hereby
                                                                 registered           sold             deregistered
                                                               --------------        ------            ------------
Class A Common Stock                                                2,200             2,080                  120
Class B Common Stock                                               20,000            17,662                2,338
Preferred Stock                                                    25,000            18,233                6,767

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, Handy Hardware Wholesale, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas on May 14, 1997.

                                           HANDY HARDWARE WHOLESALE, INC.

                                           /s/ James D. Tipton
                                           -------------------------------------
                                           James D. Tipton
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                           Title                     Date
-----------------------------      ----------------------------    -------------

                                   President, Chief Executive      May 15, 1997
    /s/ James D. Tipton            Officer and Director
-----------------------------
      James D. Tipton

   /s/ Tina S. Kirbie               Chief Financial and            May 15, 1997
-----------------------------       Accounting Officer
       Tina S. Kirbie

    /s/ Weldon D. Bailey            Director                       May 15, 1997
-----------------------------
       Weldon D. Bailey

   /s/ Norman J. Bering, II         Director                       May 15, 1997
-----------------------------
     Norman J. Bering, II

    /s/ Susie Bracht-Black          Director                       May 15, 1997
-----------------------------
     Susie Bracht-Black

     /s/ Virgil H. Cox              Director                       May 15, 1997
-----------------------------
       Virgil H. Cox

    /s/ Samuel J. Dyson             Director                       May 15, 1997
-----------------------------
       Samuel J. Dyson

    /s/ Robert L. Eilers            Director                       May 15, 1997
-----------------------------
       Robert L. Eilers

    /s/ Phil M. Grothues            Director                       May 15, 1997
-----------------------------
       Phil M. Grothues

        /s/ Larry Ward              Director                       May 15, 1997
-----------------------------
          Larry Ward

      /s/ Leroy Wellborn            Director                       May 15, 1997
-----------------------------
        Leroy Wellborn